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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 10, 2002

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        On October 10, 2002, International Rectifier Corporation ("IR") announced that the Federal District Court has tripled the damages in the patent infringement lawsuit brought by IR against IXYS Corporation. The decision increases IR's award from the $9.064 million previously awarded by a jury to $27.192 million, plus reasonable attorneys' fees. IR anticipates that IXYS will appeal to the Court of Appeals for the Federal Circuit.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: October 18, 2002	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel

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Item 5. Other Events
SIGNATURES